Exhibit 99.1

SemiLEDs Reports Fourth Quarter and Fiscal Year End 2012

Financial Results

Hsinchu, Taiwan (November 28, 2012) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced its financial results for the fiscal fourth quarter and year end 2012, ended August 31, 2012.

Revenue for the fourth quarter of fiscal 2012 was $5.5 million, a 3% increase compared to $5.3 million in the fourth quarter of fiscal 2011.

“The LED market is improving; China has started to release funding for new LED projects and our new products are gaining acceptance,” said Trung Doan, Chairman and CEO of SemiLEDs.  “While things are improving, we believe the best course of action is to remain focused on our operations in Taiwan. We are focused on getting our products qualified for our customers and ramping up sales of our products, and we look forward to calendar year 2013 as a turning point of SemiLEDs,” concluded Doan.

GAAP net loss attributable to SemiLEDs stockholders for the fourth quarter of fiscal 2012 was $24.6 million, or a net loss of $0.90 per diluted share, compared to GAAP net loss attributable to SemiLEDs stockholders of $13.6 million, or a net loss of $0.50 per diluted share, for the fourth quarter of fiscal 2011. On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the fourth quarter of fiscal 2012 was $16.6 million, or a net loss of $0.60 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $13.2 million, or a net loss of $0.49 per diluted share, for the fourth quarter of fiscal 2011.

Revenue for fiscal 2012 was $29.3 million, a 14% decrease compared to $33.9 million for fiscal 2011.  GAAP net loss attributable to SemiLEDs stockholders for fiscal 2012 was $49.5 million, or a net loss of $1.80 per diluted share, compared to GAAP net loss attributable to SemiLEDs stockholders of $16.1 million, or a net loss of $0.88 per diluted share, for fiscal 2011.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for fiscal 2012 was $37.8 million, or a net loss of $1.38 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $14.3 million, or a net loss of $0.79 per diluted share, for fiscal 2011.

GAAP gross margin for the fourth quarter of fiscal 2012 was negative 55%, compared with GAAP gross margin for the fourth quarter of fiscal 2011 of negative 93%. Operating margin for the fourth quarter of fiscal 2012 was negative 296%, compared with negative 228% in the fourth quarter of fiscal 2011.  Margins for the fourth quarter of fiscal 2012 were negatively impacted by reduction in revenues, an impairment charge on the Company’s long-lived assets of $7.5 million and a charge to bad debt expense of $1.4 million on accounts and notes receivable from China SemiLEDs.

Fourth quarter results reflect the Company’s reduction of the carrying amount of its investment in China SemiLEDs to zero, compared to the third quarter ending balance of $8.7 million.  The reduction reflects primarily the Company’s recognition of its proportionate share of an impairment charge on China SemiLEDs’ long-lived assets related to the increased likelihood that shareholders of China SemiLEDs would fail to agree to and implement a restructuring plan for China SemiLEDs.

The Company’s cash and cash equivalents were $47.2 million at the end of the fourth quarter of fiscal 2012, compared to the third quarter ending balance of $62.9 million. The Company also had short-term investments of $8.8 million at the end of the fourth quarter of fiscal 2012, consisting of time deposits with initial maturities of greater than three months but less than one year.  Cash used in operating activities was $5.2 million in the fourth quarter of fiscal 2012.

Conference Call Information

SemiLEDs will discuss these financial results in a conference call today at 8:00 a.m. Eastern Standard Time (5:00 a.m. Pacific Standard Time, 9:00 p.m. China Standard Time).  The public is invited to listen to a live webcast of the conference call on the Investors section of the Company’s website at http://investors.semileds.com/events.cfm.

A replay of the webcast will be available on the Investors section of the Company’s website approximately three hours after the conclusion of the call and remain available for approximately 90 calendar days.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, and horticulture. SemiLEDs sells blue, green and UV LED chips.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following items required to be included by GAAP: non-cash stock-based compensation charges, provision for litigation settlement, non-cash impairment charge on long-lived assets, and the related tax effect of the applicable items, if any. In addition to the non-GAAP financial measures discussed above, SemiLEDs also uses free cash flow as a measure of operating performance. Free cash flow represents cash provided by operating activities less capital expenditures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of future revenues, income, margins or other financial information; any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

David Young

Chief Financial Officer

SemiLEDs Corporation

415-471-2700

investor@semileds.com

Erica Mannion

Investor Relations

Sapphire Investor Relations, LLC

415-471-2700

investor@semileds.com

SEMILEDS CORPORATION

Consolidated Balance Sheets

(In thousands of U.S. dollars)

	August 31, 2012	August 31, 2011
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$47,228	$83,619
Short-term investments	8,831	—
Accounts receivable, net	4,759	4,655
Accounts receivable from related parties, net	157	825
Inventories	13,016	16,217
Prepaid expenses and other current assets	1,130	1,542
Total current assets	75,121	106,858
Property, plant and equipment, net	46,642	51,804
Intangible assets, net	1,552	1,853
Goodwill	1,072	1,106
Investments in unconsolidated entities	1,821	15,579
Other assets	1,326	1,126
TOTAL ASSETS	$127,534	$178,326
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Notes payable to banks	$1,585	$972
Current installments of long-term debt	967	981
Accounts payable	5,768	4,464
Accrued expenses and other current liabilities	4,969	7,361
Deferred income, current portion	51	51
Total current liabilities	13,340	13,829
Long-term debt, excluding current installments	4,953	6,105
Deferred income, net of current portion	390	441
Total liabilities	18,683	20,375
Commitments and contingencies
EQUITY:
SemiLEDs stockholders’ equity
Common stock	—	—
Additional paid-in capital	167,070	164,370
Accumulated other comprehensive income	5,179	6,982
Accumulated deficit	(64,431)	(14,974)
Total SemiLEDs stockholders’ equity	107,818	156,378
Noncontrolling interests	1,033	1,573
Total equity	108,851	157,951
TOTAL LIABILITIES AND EQUITY	$127,534	$178,326

SEMILEDS CORPORATION

Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended August 31,		Years Ended August 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, net	$5,469	$5,329	$29,299	$33,902
Cost of revenues	8,473	10,306	34,901	29,434
Gross profit (loss)	(3,004)	(4,977)	(5,602)	4,468
Operating expenses:
Research and development	1,508	2,330	7,443	4,556
Selling, general and administrative	4,145	4,828	14,300	11,642
Impairment of long-lived assets	7,507	—	7,507	—
Provision for litigation settlement	—	—	1,500	—
Total operating expenses	13,160	7,158	30,750	16,198
Loss from operations	(16,164)	(12,135)	(36,352)	(11,730)
Other income (expenses):
Equity in losses from unconsolidated entities, net	(8,744)	(1,124)	(13,619)	(3,126)
Interest income, net	27	18	37	28
Other income, net	49	47	193	130
Foreign currency transaction gain (loss), net	130	205	(208)	(715)
Total other expenses, net	(8,538)	(854)	(13,597)	(3,683)
Loss before income taxes	(24,702)	(12,989)	(49,949)	(15,413)
Income tax expense	—	678	—	725
Net loss	(24,702)	(13,667)	(49,949)	(16,138)
Less: Net loss attributable to noncontrolling interests	(83)	(34)	(492)	(34)
Net loss attributable to SemiLEDs stockholders	$(24,619)	$(13,633)	$(49,457)	$(16,104)
Net loss attributable to SemiLEDs common stockholders:
Basic and diluted	$(24,619)	$(13,633)	$(49,457)	$(19,174)
Net loss per share attributable to SemiLEDs common stockholders:
Basic and diluted	$(0.90)	$(0.50)	$(1.80)	$(0.88)
Shares used in computing net loss per share attributable to SemiLEDs common stockholders:
Basic and diluted	27,487	27,275	27,414	21,887

SEMILEDS CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(In thousands of U.S. dollars, except per share data)

	Three Months Ended August 31,		Years Ended August 31,
Non-GAAP Net Loss	2012	2011	2012	2011

GAAP net loss attributable to SemiLEDs stockholders	$(24,619)	$(13,633)	$(49,457)	$(16,104)
Adjustments:
Stock-based compensation expense	502	397	2,616	1,785
Provision for litigation settlement	—	—	1,500	—
Impairment of long-lived assets	7,507	—	7,507	—
Income tax effect	—	—	—	—
Non-GAAP net loss attributable to SemiLEDs stockholders	$(16,610)	$(13,236)	$(37,834)	$(14,319)

Diluted net loss per share attributable to SemiLEDs common stockholders:
GAAP net loss	$(0.90)	$(0.50)	$(1.80)	$(0.88)
Non-GAAP net loss	$(0.60)	$(0.49)	$(1.38)	$(0.79)

	Three Months Ended August 31,		Years Ended August 31,
Free Cash Flow	2012	2011	2012	2011

Net cash used in operating activities	$(5,234)	$(2,025)	$(15,771)	$(2,050)
Less: Capital expenditures	1,218	4,972	11,569	21,462
Total free cash flows	$(6,452)	$(6,997)	$(27,340)	$(23,512)